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                                                                       EXHIBIT 8


    AUSTIN                      BAKER & BOTTS
    DALLAS                         L.L.P.
    LONDON                     ONE SHELL PLAZA
    MOSCOW                      910 LOUISIANA          TELEPHONE: (713) 229-1234
   NEW YORK              HOUSTON, TEXAS 77002-4995     FACSIMILE: (713) 229-1522
WASHINGTON, D.C.

064363.0112                                                November 9, 1998

NorAm Energy Corp.
Houston Industries Plaza
1111 Louisiana
Houston, Texas  77002-5231

Ladies and Gentlemen:

          We have acted as counsel to NorAm Energy Corp., a Delaware corporation ("NorAm"), relating to the registration of $500,000,000 aggregate principal amount of 6-3/8% Term Enhanced ReMarketable Securities(SM) of NorAm (the "TERMS"). In that connection, reference is made to the registration statements under the Securities Act of 1933, as amended, of NorAm on Form S-3 (Registration Nos. 333-41017, 333-62377 and 333-66157) previously filed with the Securities and Exchange Commission (the "Registration Statements"), including a Prospectus dated October 30, 1998 (the "Prospectus") and a Prospectus Supplement dated November 5, 1998 describing the TERMS (the "Prospectus Supplement"). Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Prospectus Supplement.

          We have examined the Prospectus, the Prospectus Supplement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the TERMS will be issued in accordance with the operative documents described in the Prospectus and the Prospectus Supplement.

          Based on certain assumptions set forth therein, statements of legal conclusion set forth under the heading "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement reflect our opinions on the material United States federal income tax consequences of the purchase, ownership and disposition of the TERMS based on the Internal Revenue Code of 1986 and applicable regulations thereunder, both as in effect on the date hereof, and on reported judicial decisions.

          Our opinion is limited to tax matters specifically covered hereby.

          We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statements and to the references to this Firm in the section captioned "Validity of Securities" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of a
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BAKER & BOTTS
   L.L.P.


NorAm Energy Corp.                 -2-                          November 9, 1998


person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              BAKER & BOTTS, L.L.P.